UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 17, 2004
                                                         -----------------

                            NATURAL GOLF CORPORATION
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           ILLINOIS                      001-31919                36-3745860
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)      (IRS EMPLOYER
        INCORPORATION)                                       IDENTIFICATION NO.)


        1200 EAST BUSINESS CENTER DR., SUITE 400,                60056
                 MT. PROSPECT, ILLINOIS
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (847) 795-0100
                                                           --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     In connection with the restructuring of the Company's operations, described more fully under Item 7.01 of this Form 8-K, and in light of the Company's change in its operational focus, the Company's Chairman, Tom Herskovits, will significantly reduce his involvement in the Company's day-to-day operations and has agreed not to draw any compensation beyond his compensation as a member of the Board of Directors. This arrangement is effective as of September 28, 2004. Mr. Herskovits will remain the Chairman of the Company's Board of Directors. In addition, the Company's Chief Executive Officer and President, Andrew Wyant, will focus his efforts on exploring strategic and capital opportunities, along with the Company's Chief Financial Officer and Chief Operating Officer, Rich Magid. In connection with the Company's change in its operational focus, Mr. Magid has assumed primary responsibility for overseeing the Company's day-to-day operations. Mr. Wyant also has agreed to a significant reduction in his compensation pursuant to an agreement effective October 29, 2004.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     (b) On November 17, 2004, Kenneth Greenblatt, a director, notified the Company of his resignation from the Board of Directors, effective November 19, 2004, in order to devote more attention to other business activities.

ITEM 7.01 REGULATION FD DISCLOSURE

     As previously disclosed, the Company's heavy investments in marketing initiatives during 2004 did not yield the results that were anticipated. In response to the lower sales and resulting losses, the Company significantly reduced its overhead in the fourth quarter, including 50% of its payroll cost. In addition to the lower sales volume, the Company was able to lower overhead by outsourcing the manufacturing of some of its product lines. The Company also expects to move into a new facility in December which will provide further annual savings of $150,000. The Company's top managers have agreed to defer a portion of their salaries. The Company is negotiating with certain vendors and suppliers for deferred payment terms. Although the 4th quarter ending November 30, 2004 is traditionally a lower sales quarter and not the peak golf season for most of its markets, the Company expects the restructuring to have a significant financial impact beginning in the quarter ending November 30, 2004. As the 2005 golf season begins, the Company will focus more of its customer acquisition efforts on local markets.

     The Company also has engaged Equity Partners, Inc. (410-822-0216, kmann@equitypartnersinc.com) to explore alternatives for the Company, including sources of new equity, a joint venture partner or a sale of the Company.

     This information is furnished pursuant to Item 7.01 and shall not be deemed to be filed for the purposes of Section 18 of the Exchange Act.

     FORWARD-LOOKING STATEMENTS

     This Report includes forward-looking statements that reflect our current expectations about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words such as "may," "will," "expect," "anticipate," "believe," "intend," "could" and "estimate" and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2004 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and factors include general economic uncertainty, conditions in the golf industry, the inability to become profitable or grow revenues, the timing, cost and execution of new marketing initiatives that might not be effective at generating new customers and revenues at a level sufficient to fund operations, seasonal fluctuations in the business, the inability to raise additional capital or find a suitable strategic partner and competitive conditions in the golf industry. For a more comprehensive discussion of these and other risks, uncertainties and factors relating to our business, please read the disclosure included in the Company's Form 10-KSB for the fiscal year ended November 30, 2003 (www.sec.gov). You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   November 23, 2004

                                                NATURAL GOLF CORPORATION


                                                By:
                                                    ----------------------------
                                                    Richard A. Magid
                                                    Chief Financial Officer